EXHIBIT 99.1

                          MINN-DAK FARMERS COOPERATIVE
                             AUDIT COMMITTEE CHARTER
                 (final draft approved at 9-22-03 Board Meeting)




Organization
------------

The Audit Committee of the Board of Directors shall be comprised of at least three directors. Each member of the Audit Committee shall be independent of management and the Cooperative. Members of the Audit Committee shall be members of the Board of Directors and should include Directors with financial or accounting backgrounds if available.

The Treasurer of the Board of Directors shall be designated the Audit Committee Chair. All Committee members serve on a year-to-year basis and are subject to reconfirmation annually by the Executive Committee of the Board of Directors.

The Audit Committee Chair and the President will establish the meeting agenda, in accordance with this Charter.

The Chief Accounting Officer or Controller of the Cooperative will record Committee activities.

                               Statement of Policy
                               -------------------

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders and potential shareholders relating to corporate accounting and reporting practices of the Cooperative, the quality and integrity of financial reports of the Cooperative; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Cooperative's independent auditors; the independent auditor's qualifications and independence; and the Cooperative's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and management of the Cooperative.


Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Cooperative are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will strive to:

         1. Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).


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         2.       Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

         3. Appoint, compensate and oversee the engagement, retention or replacement of the independent auditors to audit the financial statements of the Cooperative and its subsidiaries.

         4. Approve all audit services to be performed by the independent auditor.


         5. Ensure that the independent auditor is not engaged to perform the following non-audit services:

                  a. Bookkeeping and other services related to the Cooperative's accounting records or financial statements;

                  b. Financial information systems design and implementation;

                  c. Appraisal or valuation services, fairness opinions and contribution-in-kind reports;

                  d.       Actuarial services;

                  e.       Internal audit outsourcing services;

                  f.       Management functions and human resources;

                  g. Broker-dealer, investment adviser and investment banking services;

                  h. Legal services and expert services unrelated to the audit; and

                  i. Any other service that the Public Cooperative Accounting Oversight Board prohibits, by regulation.

         6. Ensure that the independent auditor is not engaged to perform any other non-audit services, not listed above, but deemed incompatible with independence by the Commission, the Public Cooperative Accounting Oversight Board or any applicable regulatory authority.

         7. Adopt and implement policies to govern approval of all non-audit services not listed above to be performed by the independent auditor. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

         8. Ensure regular rotation of engagement and concurrent reviewer partner on the independent audit team so that they do not participate in audits for more than five consecutive fiscal years, as required by regulation. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

         9. Establish hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

         10. Obtain the annual certification by the CEO and CFO that they have disclosed to the auditors and the Audit Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Cooperative's internal controls.


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         11.      Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

         12. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present (pre-audit and post-audit meetings). Among the items to be discussed in these meetings are the independent auditors' evaluation of the Cooperative's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit. The Cooperative's legal counsel shall hold separate minutes of these discussions.

         13. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

         14. The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion. (Note: Effective date of this requirement is August 31, 2005.)

         15. Receive, on an quarterly and annual basis, if so required, any disclosures by management regarding:

                           a. All significant deficiencies in the design or operation of internal controls that could adversely affect the Cooperative's ability to record, process, summarize and report financial data; and
                           b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Cooperative's internal controls.

         16. Discuss significant accounting estimates and new developments in accounting and financial standards with the Cooperative's management and independent auditors on an annual basis.

         17. Review periodically the code of ethics for the Cooperative's senior financial officers and determine their adherence to the same.

         18.      Establish procedures for:

                           a.       Receipt, retention and treatment of
                                    complaints received by the Cooperative
                                    regarding accounting controls or auditing matters; and
                           b. The confidential, anonymous submission by employees of the Cooperative of concerns regarding questionable accounting or auditing matters.


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         19.      Have the authority to retain and compensate outside advisors without seeking Board approval.

         20. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         21. Have the authority to create policies and procedures, as it deems necessary or appropriate, to comply with the requirements of the Securities Exchange Act of 1934, the rules or regulations of the Commission.

         22. Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Cooperative compliance policies. Conduct an annual review with the Cooperative's General Counsel on legal matters that may have a material impact on the financial statements and obtain comments from General Counsel in such matters.

         23. The committee shall receive the Cooperative's attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

         24. Inquire of management and the independent auditors about significant financial risks or exposures and assess the steps management has taken to minimize such risks to the Cooperative.

         25. Discuss with the CFO and the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (and as amended by Statement of Auditing Standards No.
                  90) relating to the conduct of the audit.

         26. The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Cooperative's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chairman of the Audit Committee, or his designee, may represent the entire Committee for purposes of this review.

         27. The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Cooperative's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting


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                  principles and disclosure practices, off-balance sheet
                  structures and discuss any other matters required to be communicated to the Audit Committee by the auditors.

         28. Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

         29. Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

         30. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Cooperative's financial statements, including an analysis of the effect of alternative GAAP methods on the Cooperative's financial statements and a description of any transactions as to which management obtained Statement of Auditing Standards No. 50 (and as amended by Statement of Auditing Standards No
                  97) letters.

         31. Review and evaluate any related party transactions and make appropriate recommendations to the Board of Directors.

         32. Review and evaluate each year the requirement to report to the SEC the position of the Cooperative relative to placing a financial expert on the Audit Committee. The Cooperative's By-laws state that Audit Committee members must be appointed from the Cooperative's Board of Directors. Currently the Cooperative's Board of Directors do not have a member who would qualify as a financial expert under the definition provided for in the Sarbanes-Oxley/SEC laws/rules.


         While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Cooperative's financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles ("GAAP"). This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.


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